UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

KraneShares Trust

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(Exact name of registrant as specified in its charter)

Delaware --------------------------------------------- (State of incorporation or organization)	See below ----------------------- (IRS Employer Identification No.)

KraneShares Trust 1350 Avenue of the Americas 2nd Floor New York, New York --------------------------------------------- (Address of principal executive offices)	10019 ----------------------- (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
KraneShares CSI China Five Year Plan ETF	NYSE Arca, Inc.	46-3004003

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-180870

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-180870 and 811-22698), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 000114204-13-039044) on July 11, 2013, which is incorporated herein by reference.

Item 2. Exhibits

A.	Registrant’s Certificate of Trust, as filed with the State of Delaware on February 3, 2012 is incorporated herein by reference to Exhibit (a)(1) of the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-180870 and 811-22698), as filed with the SEC via EDGAR (Accession No. 0001193125-12-173444) on April 20, 2012.

B.	Registrant’s Declaration of Trust dated November 8, 2012 is incorporated herein by reference to Exhibit (a)(2) of Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-180870 and 811-22698), as filed with the SEC via EDGAR (Accession No. 0001144204-13-003143) on January 18, 2013.

C.	Registrant’s By-Laws, as adopted November 8, 2012, are incorporated herein by reference to Exhibit (b) of Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on N-1A (File Nos. 333-180870 and 811-22698), as filed with the SEC via EDGAR (Accession No. 0001144204-13-003143) on January 18, 2013.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KraneShares Trust

Date: July 18, 2013	By:	/s/ Jonathan Krane Jonathan Krane Principal Executive Officer and Principal Financial Officer